UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-41461	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIMD	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	AIMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 1, 2021, Ainos, Inc. ( the “Company”) entered into a five-year product development agreement (the “Product Development Agreement”) with Taiwan Carbon Nano Technology Corporation (“TCNT”). TCNT holds a majority share of Ainos Inc., a Cayman Islands corporation, which holds approximately 39% of the voting power of the Company as of July 8, 2024. Pursuant to the Product Development Agreement, the parties will co-develop pharmaceutical, medical device and other products defined in the agreement. As previously reported, on January 9, 2024, the Company and TCNT entered into an addendum to the Product Development Agreement (“First Addendum Agreement”) in connection with the scope of co-development and certain terms. For products defined in the First Addendum Agreement, TCNT will provide facilities, equipment, mass production process technology, ISO9001 and ISO13485 related management, as well as mass production support. The procurement of parts and raw materials, rental fees, and utility expenses are excluded. The Company paid a total fee of NT$5 million (approximately USD$161,000) for five-years of development commencing from 2024. For six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to volatile organic compounds (“VOC”) and point-of-care testing (“POCT”) technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms (the “Patent Use Fee”).

On July 8, 2024, the Company and TCNT entered into the second addendum to the Product Development Agreement (“Second Addendum Agreement”) to extend the non-exclusive use of that certain patents related to VOC and POCT technologies and to pay the Patent Use Fee for an additional three months, from July 2024 to September 2024.

The foregoing description of the Second Addendum Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Addendum Agreement, an English translation of which is filed with this current report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	English Translation of Second Addendum to Product Development Agreement, dated July 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: July 12, 2024	By:	/s/ Chun-Hsien Tsai
	Name:	Chun-Hsien Tsai
	Title:	Chief Executive Officer

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